EXHIBIT 10.3
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                                2002 AMENDMENT TO
                           EMISHERE TECHNOLOGIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

Emisphere Technologies, Inc., a Delaware corporation (the "Company") hereby adopts this 2002 Amendment to the Company's Qualified Employee Stock Purchase Plan (the "Plan") to be effective as of November 14, 2002.

1. In Section 2 of the Plan, the first sentence thereof is deleted in its entirety and the following is substituted in lieu thereof:

"Subject to adjustment as provided in Section 10, the Company may issue and sell a total of 1,100,000 shares of its common stock, par value $.01 per share (the "Common Stock"), pursuant to the Plan."